CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$4,872,000	$521.30

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $546,112.67 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $521.30 offset against the registration fee due for this offering and of which $545,591.37 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.
Pricing supplement no. 213 To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 34-III dated October 12, 2006	Registration Statement No. 333-130051 Dated November 21, 2006 Rule 424(b)(2)

Structured Investments

JPMorgan Chase & Co.
$1,235,000 (ATHR) $97,000 (RFMD) $482,000 (BSX) $160,000 (IRF) $55,000 (PALM) $42,000 (TER) $2,801,000 (VLO)
Reverse Exchangeable Notes due November 27, 2007
Linked to the Common Stock of a Single Reference Stock Issuer

General

  This pricing supplement relates to seven (7) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the seven (7) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed annual rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock, in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:	The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any interest accrued and unpaid to the final Interest Payment Date, unless:
(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount plus any accrued and unpaid interest. Fractional shares will be paid in cash. The market value of the Physical Delivery Amount will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	November 27, 2007*
Pricing Date:	November 21, 2006
Settlement Date:	On or about November 27, 2006
Observation Date:	November 21, 2007*
Interest Payment Date:

Interest on the notes will be payable monthly on the 27th day of each month (each such date, an “Interest Payment Date”), commencing December 27, 2006, to and including the Interest Payment Date corresponding to the Maturity Date. Interest will be calculated on the basis of a 360-day year of twelve thirty-day months; see “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information about when you will receive your interest payment.

Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price.
Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of the Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-III for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

Tax Allocation of Annual Coupon per $1,000 Principal Amount Note
Reference Stock	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Amount	Initial Share Price	CUSIP	Annual Coupon	Interest on Deposit	Put Premium
Atheros Communications, Inc.	PS-3	ATHR	$1,000	18.50%	30% of the Initial Share Price	$23.48	48123JHV4	$185.00	$52.60	$132.40
RF Micro Devices, Inc.	PS-4	RFMD	$1,000	13.00%	30% of the Initial Share Price	$7.60	48123JJB6	$130.00	$52.60	$77.40
Boston Scientific Corporation	PS-6	BSX	$1,000	11.50%	20% of the Initial Share Price	$16.56	48123JHW2	$115.00	$52.60	$62.40
International Rectifier Corporation	PS-7	IRF	$1,000	13.50%	20% of the Initial Share Price	$40.00	48123JHY8	$135.00	$52.60	$82.40
Palm Inc.	PS-9	PALM	$1,000	15.00%	20% of the Initial Share Price	$15.81	48123JHZ5	$150.00	$52.60	$97.40
Teradyne Inc.	PS-10	TER	$1,000	11.50%	20% of the Initial Share Price	$14.73	48123JJC4	$115.00	$52.60	$62.40
Valero Energy Corporation	PS-12	VLO	$1,000	11.25%	20% of the Initial Share Price	$53.06	48123JHU6	$112.50	$52.60	$59.90

*	Subject to postponement in the event of a market disruption event, as described under “General Terms of Notes” in the accompanying product supplement no. 34-III.
†	Based on one reasonable treatment of the notes, as described herein under “Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-III under “Certain U.S. Federal Income Tax Consequences” on page PS-21.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-5 of the accompanying product supplement no. 34-III and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Atheros Communications, Inc.

Per note	$1,000	$40.00	$960.00

Total	$1,235,000	$49,400	$1,185,600

RF Micro Devices, Inc.

Per note	$1,000	$31.00	$969.00

Total	$97,000	$3,007	$93.993

Boston Scientific Corporation

Per note	$1,000	$43.00	$957.00

Total	$482,000	$20,726	$461,274

International Rectifier Corporation

Per note	$1,000	$30.00	$970.00

Total	$160,000	$4,800	$155,200

Palm Inc.

Per note	$1,000	$50.00	$950.00

Total	$55,000	$2,750	$52,250

Teradyne Inc.

Per note	$1,000	$36.00	$964.00

Total	$42,000	$1,512	$40,488

Valero Energy Inc.

Per note	$1,000	$41.50	$958.50

Total	$2,801,000	$116,241.50	$2,684,758.50

(1)

J.P. Morgan Securities Inc., whom we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $40.00, $31.00, $43.00, $30.00, $50.00, $36.00 and $41.50 per $1,000 principal amount note for notes linked to the common stock of Atheros Communications, Inc., RF Micro Devices, Inc., Boston Scientific Corporation, International Rectifier Corporation, Palm Inc., Teradyne Inc. and Valero Energy Corporation, respectively, and will use a portion of such commissions to pay selling concessions to other dealers of $30.00, $25.50, $31.15, $25.00, $35.00, $28.00, and $30.80 per $1,000 principal amount note inked to the common stock of Atheros Communications, Inc., RF Micro Devices, Inc., Boston Scientific Corporation, International Rectifier Corporation, Palm Inc., Teradyne Inc. and Valero Energy Corporation, respectively. The concessions of $30.00, $25.50, $31.15, $25.00, $35.00, $28.00, and $30.80 per $1,000 principal amount note for notes linked to the common stock of Atheros Communications, Inc., RF Micro Devices, Inc., Boston Scientific Corporation, International Rectifier Corporation, Palm Inc., Teradyne Inc. and Valero Energy Corporation, respectively, include concessions allowed to selling dealers and concessions allowed to an arranging dealer. See “Underwriting” beginning on page PS-26 of the accompanying product supplement no. 34-III.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

November 21, 2006

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This pricing supplement relates to seven (7) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the seven (7) note offerings or, at your election, in all offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-III dated October 12, 2006. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated November 2, 2006, as well as the supplemental term sheet related hereto dated November 13, 2006 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-III, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 34-III dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003121/e25284_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC Web site is 19617. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at a rate per annum depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable interest rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Coupon Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the 27th day of each month, commencing December 27, 2006 up to and including the Maturity Date, to the holders of record at close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If the 27th day in any month is not a Business Day, payment shall be made on the next Business Day immediately following such 27th day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in January 2007 shall be payable on January 29, 2007.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-III. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. Of the applicable annual coupon for each $1,000 principal amount note, we intend to treat the applicable amounts specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment as described above. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-III dated October 12, 2006.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock. The market value of those shares of the applicable Reference Stock will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-III. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-III.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-11 of the accompanying product supplement no. 34-III for more information.

Atheros Communications, Inc. (“Atheros”)

According to its publicly available filings with the SEC, Atheros, is a leading developer of semiconductor system solutions for wireless communications products . The common stock of Atheros, par value $.0005 par value per share, is listed on the NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Atheros in the accompanying product supplement no. 34-III. Atheros’s SEC file number is 000-50534.

Historical Information of the Common Stock of Atheros

The following graph sets forth the historical performance of the common stock of Atheros based on the weekly closing price (in U.S. dollars) of the common stock of Atheros from Februay 13, 2004 through November 17, 2006. The closing price of the common stock of Atheros on November 21, 2006 was $23.48. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Atheros has experienced significant fluctuations. The historical performance of the common stock of Atheros should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Atheros during the term of the notes. We cannot give you assurance that the performance of the common stock of Atheros will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Atheros will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Atheros.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Atheros

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Atheros, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$23.50	• the Protection Amount: $7.05
• the Coupon Rate:	18.50%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$23.50	$35.00	$1,000.00	$1,000.00

$11.75	$24.00	$1,000.00	$1,000.00

$23.50	$23.50	$1,000.00	$1,000.00

$16.45	$16.45	$1,000.00	$1,000.00

$11.75	$23.00	42 shares of the Reference Stock	$966.00

$11.75	$11.75	42 shares of the Reference Stock	$493.50

$5.00	$5.00	42 shares of the Reference Stock	$210.00

$0.00	$0.00	42 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $11.75 but the Final Share Price is $24.00. Because the Final Share Price of $24.00 is greater than the Initial Share Price of $23.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $11.75 and the Final Share Price is $23.00. Because the Final Share Price of $23.00 is less than the Initial Share Price of $23.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $23.00, the total value of your final payment at maturity is $966.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $11.75, a decline of more than the Protection Amount. Because the Final Share Price of $11.75 is less than the Initial Share Price of $23.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $493.50 because each of the 42 shares of the Reference Stock is worth $11.75.

Example 4: The Final Share Price of $16.45 is less than the Initial Share Price of $23.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $16.45 is less than the Initial Share Price of $23.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $185.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $23.48, and the Protection Amount was $7.04, subject to adjustments.

RF Micro Devices, Inc. (“RF Micro Devices”)

According to its publicly available filings with the SEC, RF Micro Devices is a global leader in the design and manufacture of high-performance radio frequency (RF) components and system solutions for mobile communications.The common stock of RF Micro Devices, no par value, is listed on the NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of RF Micro Devices in the accompanying product supplement no. 34-III. RF Micro Devices’s SEC file number is 000-22511.

Historical Information of the Common Stock of RF Micro Devices

The following graph sets forth the historical performance of the common stock of RF Micro Devices based on the weekly closing price (in U.S. dollars) of the common stock of RF Micro Devices from January 5, 2001 through November 17, 2006. The closing price of the common stock of RF Micro Devices on November 21, 2006 was $7.60. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-4

Since its inception, the price of the common stock of RF Micro Devices has experienced significant fluctuations. The historical performance of the common stock of RF Micro Devices should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of RF Micro Devices during the term of the notes. We cannot give you assurance that the performance of the common stock of RF Micro Devices will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that RF Micro Devices will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of RF Micro Devices.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of RF Micro Devices

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of RF Micro Devices, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$7.60	• the Protection Amount: $2.28
• the Coupon Rate:	13.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$7.60	$15.00	$1,000.00	$1,000.00

$3.80	$8.00	$1,000.00	$1,000.00

$7.60	$7.60	$1,000.00	$1,000.00

$5.32	$5.32	$1,000.00	$1,000.00

$3.80	$7.00	131 shares of the Reference Stock	$917.00

$3.80	$3.80	131 shares of the Reference Stock	$497.80

$2.00	$2.00	131 shares of the Reference Stock	$262.00

$0.00	$0.00	131 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $3.80 but the Final Share Price is $8.00. Because the Final Share Price of $8.00 is greater than the Initial Share Price of $7.60, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $3.80 and the Final Share Price is $7.00. Because the Final Share Price of $7.00 is less than the Initial Share Price of $7.60 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $7.00, the total value of your final payment at maturity is $917.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-5

Observation Date is $3.80, a decline of more than the Protection Amount. Because the Final Share Price of $3.80 is less than the Initial Share Price of $7.60 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $497.80 because each of the 131 shares of the Reference Stock is worth $3.80.

Example 4: The Final Share Price of $5.32 is less than the Initial Share Price of $7.60 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $5.32 is less than the Initial Share Price of $7.60.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $130.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $7.60, and the Protection Amount was $2.28, subject to adjustments.

Boston Scientific Corporation “Boston Scientific”

According to its publicly available filings with the SEC, Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, peripheral interventions, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. The common stock of Boston Scientific, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Boston Scientific in the accompanying product supplement no. 34-III. Boston Scientific’s SEC file number is 001-11083 .

Historical Information of the Common Stock of Boston Scientific

The following graph sets forth the historical performance of the common stock of Boston Scientific based on the weekly closing price (in U.S. dollars) of the common stock of Boston Scientific from January 5, 2001 through November 17, 2006. The closing price of the common stock of Boston Scientific on November 21, 2006 was $16.56. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Boston Scientific has experienced significant fluctuations. The historical performance of the common stock of Boston Scientific should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Boston Scientific during the term of the notes. We cannot give you assurance that the performance of the common stock of Boston Scientific will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Boston Scientific will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Boston Scientific.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Boston Scientific

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Boston Scientific, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$16.50	• the Protection Amount: $3.30
• the Coupon Rate:	11.50%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$16.50	$25.00	$1,000.00	$1,000.00

$8.25	$17.00	$1,000.00	$1,000.00

$16.50	$16.50	$1,000.00	$1,000.00

$13.20	$13.20	$1,000.00	$1,000.00

$8.25	$16.00	60 shares of the Reference Stock	$960.00

$8.25	$8.25	60 shares of the Reference Stock	$495.00

$4.00	$4.00	60 shares of the Reference Stock	$240.00

$0.00	$0.00	60 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $8.25 but the Final Share Price is $17.00. Because the Final Share Price of $17.00 is greater than the Initial Share Price of $16.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $8.25 and the Final Share Price is $16.00. Because the Final Share Price of $16.00 is less than the Initial Share Price of $16.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $16.00, the total value of your final payment at maturity is $960.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $8.25, a decline of more than the Protection Amount. Because the Final Share Price of $8.25 is less than the Initial Share Price of $16.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $495.00 because each of the 60 shares of the Reference Stock is worth $8.25.

Example 4: The Final Share Price of $13.20 is less than the Initial Share Price of $16.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $13.20 is less than the Initial Share Price of $16.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $115.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $16.56, and the Protection Amount was $3.31, subject to adjustments.

International Rectifier Corporation (“International Rectifier”)

According to its publicly available filings with the SEC, International Rectifier is a designer, manufacturer and marketer of power management product devices which use power semiconductors. Their products are used in a variety of end applications, including computers, communications networking, consumer electronics, energy efficient appliances, lighting, satellites, launch vehicles, aircraft and automotive diesel injection . The common stock of International Rectifier, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of International Rectifier in the accompanying product supplement no. 34-III. Rectifier Corp.’ SEC file number is 001-07935.

Historical Information of the Common Stock of International Rectifier

The following graph sets forth the historical performance of the common stock of International Rectifier based on the weekly closing price (in U.S. dollars) of the common stock of International Rectifier from January 5, 2001 through November 17, 2006. The closing price of the common stock of International Rectifier on November 21, 2006 was $40.00. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-7

Since its inception, the price of the common stock of International Rectifier has experienced significant fluctuations. The historical performance of the common stock of International Rectifier should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of International Rectifier during the term of the notes. We cannot give you assurance that the performance of the common stock of International Rectifier will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that International Rectifier will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of International Rectifier.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of International Rectifier

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of International Rectifier, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$40.00	• the Protection Amount: $8.00
• the Coupon Rate:	13.50%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$40.00	$45.00	$1,000.00	$1,000.00

$20.00	$41.00	$1,000.00	$1,000.00

$40.00	$40.00	$1,000.00	$1,000.00

$32.00	$32.00	$1,000.00	$1,000.00

$20.00	$39.00	25 shares of the Reference Stock	$975.00

$20.00	$20.00	25 shares of the Reference Stock	$500.00

$5.00	$5.00	25 shares of the Reference Stock	$125.00

$0.00	$0.00	25 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $20.00 but the Final Share Price is $41.00. Because the Final Share Price of $41.00 is greater than the Initial Share Price of $40.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $20.00 and the Final Share Price is $39.00. Because the Final Share Price of $39.00 is less than the Initial Share Price of $40.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $39.00, the total value of your final payment at maturity is $975.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $20.00, a decline of more than the Protection Amount. Because the Final Share Price of $20.00 is

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-8

less than the Initial Share Price of $40.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $500.00 because each of the 25 shares of the Reference Stock is worth $20.00.

Example 4: The Final Share Price of $32.00 is less than the Initial Share Price of $40.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $32.00 is less than the Initial Share Price of $40.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $135.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $40.00, and the Protection Amount was $8.00, subject to adjustments.

Palm, Inc. (“Palm”)

According to its publicly available filings with the SEC, Palm is Palm, Inc. is a leading provider of mobile computing solutions. Palm designs its devices to appeal to consumer, professional, business, education and government users around the world. Palm currently offers Treo smartphones as well as handheld computers, add-ons and accessories. The common stock of Palm, par value $0.001 per share, is listed on the NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Palm in the accompanying product supplement no. 34-III. Palm’s SEC file number is 000-29597.

Historical Information of the Common Stock of Palm

The following graph sets forth the historical performance of the common stock of Palm based on the weekly closing price (in U.S. dollars) of the common stock of Palm from January 5, 2001 through November 17, 2006. The closing price of the common stock of Palm on November 21, 2006 was $15.81. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Palm has experienced significant fluctuations. The historical performance of the common stock of Palm should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Palm during the term of the notes. We cannot give you assurance that the performance of the common stock of Palm will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Palm will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Palm.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-9

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Palm

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Palm, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$15.80	• the Protection Amount: $3.16
• the Coupon Rate:	15.00%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$15.80	$30.00	$1,000.00	$1,000.00

$7.90	$16.00	$1,000.00	$1,000.00

$15.80	$15.80	$1,000.00	$1,000.00

$12.64	$12.64	$1,000.00	$1,000.00

$7.90	$15.00	63 shares of the Reference Stock	$945.00

$7.90	$7.90	63 shares of the Reference Stock	$497.70

$5.00	$5.00	63 shares of the Reference Stock	$315.00

$0.00	$0.00	63 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $7.90 but the Final Share Price is $16.00. Because the Final Share Price of $16.00 is greater than the Initial Share Price of $15.80, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $7.90 and the Final Share Price is $15.00. Because the Final Share Price of $15.00 is less than the Initial Share Price of $15.80 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $15.00, the total value of your final payment at maturity is $945.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $7.90, a decline of more than the Protection Amount. Because the Final Share Price of $7.90 is less than the Initial Share Price of $15.80 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $497.70 because each of the 63 shares of the Reference Stock is worth $7.90.

Example 4: The Final Share Price of $12.64 is less than the Initial Share Price of $15.80 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $12.64 is less than the Initial Share Price of $15.80.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $150.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $15.81, and the Protection Amount was $3.16, subject to adjustments.

Teradyne Inc.(“Teradyne”)

According to its publicly available filings with the SEC, Teradyne is a leading global supplier of automatic test equipment including semiconductor test systems, circuit-board test and inspection systems and military/aerospace test instrumentation and systems, automotive diagnostics and test systems, and voice and broadband access network test systems . The common stock, par value $.125 per share, of Teradyne is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Teradyne in the accompanying product supplement no. 34-III. Teradyne’s SEC file number is 001-06462.

Historical Information of the Common Stock of Teradyne

The following graph sets forth the historical performance of the common stock of Teradyne based on the weekly closing price (in U.S. dollars) of the common stock of Teradyne from January 5, 2001 through November 17, 2006. The closing price of the common stock of Teradyne on November 21, 2006 was $14.73. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-10

Since its inception, the price of the common stock of Teradyne has experienced significant fluctuations. The historical performance of the common stock of Teradyne should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Teradyne during the term of the notes. We cannot give you assurance that the performance of the common stock of Teradyne will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Teradyne will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Teradyne.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Teradyne

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Teradyne, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$14.80	• the Protection Amount: $2.96
• the Coupon Rate:	11.50%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$14.80	$25.00	$1,000.00	$1,000.00

$7.40	$15.00	$1,000.00	$1,000.00

$14.80	$14.80	$1,000.00	$1,000.00

$11.84	$11.84	$1,000.00	$1,000.00

$7.40	$14.00	67 shares of the Reference Stock	$938.00

$7.40	$7.40	67 shares of the Reference Stock	$495.80

$2.00	$2.00	67 shares of the Reference Stock	$134.00

$0.00	$0.00	67 shares of the Reference Stock	$0.00

* Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $7.40 but the Final Share Price is $15.00. Because the Final Share Price of $15.00 is greater than the Initial Share Price of $14.80, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $7.40 and the Final Share Price is $14.00. Because the Final Share Price of $14.00 is less than the Initial Share Price of $14.80 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $14.00, the total value of your final payment at maturity is $938.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $7.40, a decline of more than the Protection Amount. Because the Final Share Price of $7.40 is less

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-11

than the Initial Share Price of $14.80 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $495.80 because each of the 67 shares of the Reference Stock is worth $7.40.

Example 4: The Final Share Price of $11.84 is less than the Initial Share Price of $14.80 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $11.84 is less than the Initial Share Price of $14.80.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $115.00 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $14.73, and the Protection Amount was $2.95, subject to adjustments.

Valero Energy Corporation (“Valero”)

According to its publicly available filings with the SEC, Valero currently owns and operates 18 refineries located in the United States, Canada and Aruba that produce premium , environmentally clean refined products such as reformulated gasoline, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur diesel fuel and oxygenates (liquid hydrocarbon compounds containing oxygen). Valero also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants and other refined products. The common stock of Valero, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Valero in the accompanying product supplement no. 34-III. Valero’s SEC file number is 001-13175.

Historical Information of the Common Stock of Valero

The following graph sets forth the historical performance of the common stock of Valero based on the weekly closing price (in U.S. dollars) of the common stock of Valero from January 5, 2001 through November 17, 2006. The closing price of the common stock of Valero on November 21, 2006 was $53.06. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Valero has experienced significant fluctuations. The historical performance of the common stock of Valero should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Valero during the term of the notes. We cannot give you assurance that the performance of the common stock of Valero will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Valero will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Valero.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-12

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Valero

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Valero, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$53.00	• the Protection Amount: $10.60
• the Coupon Rate:	11.25%

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity*

$53.00	$60.00	$1,000.00	$1,000.00

$26.50	$54.00	$1,000.00	$1,000.00

$53.00	$53.00	$1,000.00	$1,000.00

$42.40	$42.40	$1,000.00	$1,000.00

$26.50	$52.00	18 shares of the Reference Stock	$936.00

$26.50	$26.50	18 shares of the Reference Stock	$477.00

$10.00	$10.00	18 shares of the Reference Stock	$180.00

$0.00	$0.00	18 shares of the Reference Stock	$0.00

*	Note that you will receive at maturity, in addition to either shares of the Reference Stock or the principal amount of your note in cash, any accrued and unpaid interest in cash. Also note that if you receive the Physical Delivery Amount, you will receive the value of any fractional shares in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $26.50 but the Final Share Price is $54.00. Because the Final Share Price of $54.00 is greater than the Initial Share Price of $53.00, holders will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $26.50 and the Final Share Price is $52.00. Because the Final Share Price of $52.00 is less than the Initial Share Price of $53.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount of shares of the Reference Stock at maturity. Because the share price of the Reference Stock is $52.00, the total value of your final payment at maturity is $936.00.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $26.50, a decline of more than the Protection Amount. Because the Final Share Price of $26.50 is less than the Initial Share Price of $53.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount at maturity. The total value of the Physical Delivery Amount of shares of the Reference Stock is $477.00 because each of the 18 shares of the Reference Stock is worth $26.50.

Example 4: The Final Share Price of $42.40 is less than the Initial Share Price of $53.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $42.40 is less than the Initial Share Price of $53.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $112.50 over the term of the notes. The actual number of shares of the Reference Stock you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend on the Initial Share Price. On the pricing date, the Initial Share Price was $53.06, and the Protection Amount was $10.61, subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-13